UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )
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American Municipal Income Portfolio Inc.
Minnesota Municipal Income Portfolio Inc.
First American Minnesota Municipal Income Fund II, Inc.
American Income Fund, Inc.

(Name of Registrant as Specified In Its Charter)

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Proxy FACT SHEET	IMPORTANT DATES:

	RECORD DATE:	October 27, 2010

	MAIL DATE:	November 9, 2010

ANNUAL MEETING OF SHAREHOLDERS FOR:	MEETING DATE:	December 17, 2010

	MEETING TIME:	9:00 a.m. Central Time
American Municipal Income Portfolio Inc.
Minnesota Municipal Income Portfolio Inc.	LOCATION:	Offices of FAF Advisors
First American Minnesota Municipal Income Fund II Inc.		800 Nicollet Mall, 3rd Fl
American Income Portfolio Inc.		Training Room A
Minneapolis, MN 55402

ADDITIONAL INFORMATION:	CONTACT INFO:

	TAG INBOUND LINE:	(800) 317-8033

	WEBSITE:	www.firstamericanfunds.com
WHAT IS HAPPENING?
An annual meeting of shareholders of American Municipal Income Portfolio Inc., Minnesota Municipal Income Portfolio Inc., First American Minnesota Municipal Income Fund II, Inc. and American Income Fund, Inc. (individually, a “Fund” and collectively, the “Funds”) will be held at 9:00 a.m., Central Time, on Friday, December 17, 2010, at the offices of FAF Advisors, Inc.
WHAT AM I BEING ASKED TO VOTE ON?
The purposes of the meeting are as follows:
1.	To elect a Board of Directors.
2.	To approve an Amendment to the Investment Advisory and Management Agreement with FAF Advisors, Inc.
3.	To approve Investment Sub-Advisory Agreements with Nuveen Asset Management, Nuveen Fund Advisors, Inc. and Nuveen Asset Management, LLC.
4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of each Fund for the current fiscal year.
WHO ARE THE DIRECTORS UP FOR ELECTION? **For American Income Fund and the Preferred Classes of the Municipal Funds**

(01) Roger A. Gibson	(04) Leonard W. Kedrowski	(07) Virginia L. Stringer
(02) Victoria J. Herget	(05) Richard K. Riederer	(08) James M. Wade
(03) John P. Kayser	(06) Joseph D. Strauss
WHO ARE THE DIRECTORS UP FOR ELECTION? **For the Common Classes of the Municipal Funds**

(01) Not Applicable	(04) Not Applicable	(07) Virginia L. Stringer
(02) Victoria J. Herget	(05) Richard K. Riederer	(08) James M. Wade
(03) John P. Kayser	(06) Joseph D. Strauss

WHY AM I BEING ASKED TO ELECT THE BOARD OF DIRECTORS?
The Board has determined that each of its Directors (other than Mr. Field, who is retiring) should continue to serve as such based on several factors (none of which alone is decisive). Each Director has served in his or her role as Director of the Funds since the dates noted in the statement (pages 4-7). Because of this experience, each Director is knowledgeable regarding the Funds’ business and service provider arrangements. In addition, each Director has served for a number of years as a director of other funds in the Fund Complex, as indicated in the “Independent Directors” table in the statement as well (pages 4-7).
WHAT ARE THE QUALIFICATIONS FOR EACH DIRECTOR?
Among the factors the Board considered when concluding that an individual should serve on the Board were the following: (i) the individual’s business and professional experience and accomplishments; (ii) the individual’s ability to work effectively with other members of the Board; (iii) the individual’s prior experience, if any, serving on the boards of public companies and other complex enterprises and organizations; and (iv) how the individual’s skills, experiences and attributes would contribute to an appropriate mix of relevant skills, diversity and experience on the Board. The Board believes that, collectively, its Directors have balanced and diverse qualifications, skills, experiences, and attributes, which allow the Board to operate effectively in governing the Fund and protecting the interests of shareholders.
PROPOSAL 2: TO APPROVE AN AMENDMENT TO THE INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT WITH FAF ADVISORS, INC.
WHY AM I BEING ASKED TO VOTE ON PROPOSAL 2?
FAF Advisors, a wholly-owned subsidiary of U.S. Bank National Association (“U.S. Bank”), serves as investment advisor and administrator to each Fund. On July 29, 2010, U.S. Bank and FAF Advisors entered into a definitive agreement with Nuveen, Nuveen Asset Management (“NAM”) and certain Nuveen affiliates, whereby NAM will acquire a portion of the asset management business of FAF Advisors (the “Transaction”). The acquired business includes the assets of FAF Advisors used in providing investment advisory services, research, sales and distribution in connection with equity, fixed income, real estate, global infrastructure and asset allocation investment products, excluding FAF Advisors’ money market business and the closed-end funds advised by FAF Advisors. Accordingly, FAF Advisors will remain as the investment advisor and administrator to eight registered closed-end investment companies, including the Funds, upon the closing of the Transaction.
WHAT WILL BE THE OUTCOME OF THE INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT WITH FAF ADVISORS, INC.?
Nuveen is not acquiring any ownership interest in FAF Advisors in connection with the Transaction and the advisory agreements of the Funds are not being assigned. However, because certain investment personnel of FAF Advisors will become employees of NAM or its affiliates upon the closing of the Transaction, NAM is being recommended to serve as sub-advisor to the Funds upon the closing of the Transaction and a change to the advisory agreements is being recommended to permit delegation to a sub-advisor. After the closing of the Transaction, it is currently anticipated that FAF Advisors will change its name to U.S. Bancorp Asset Management. After closing of the Transaction, the individuals who currently act as portfolio managers for the Funds will become employees of NAM or a subsidiary of NAM. To allow these individuals to continue to manage the Funds, the Board has approved, and you are being asked to approve under Proposal Three, investment sub-advisory agreements (each a “Sub-Advisory Agreement”) for each Fund with NAM and with certain affiliated entities, as described under Proposal Three.
Additionally, the Board considered that the appointment of one or more sub-advisors would not increase the advisory fees paid by each Fund because the sub-advisory fee(s) would be paid by FAF Advisors out of its advisory fee. The Board also considered that no other terms of the Funds’ Advisory Agreements, including the fees payable to FAF Advisors, would change as a result of the Amendment.

PROPOSAL 3: TO APPROVE INVESTMENT SUB-ADVISORY AGREEMENTS WITH NUVEEN ASSET MANAGEMENT, NUVEEN FUND ADVISORS, INC. AND NUVEEN ASSET MANAGEMENT, LLC.
WHY AM I BEING ASKED TO VOTE ON PROPOSAL 3?
As described in proposal 2, FAF Advisors will remain as the investment advisor and administrator to the Funds upon the closing of the Transaction. However, the individuals who currently act as portfolio managers for the Funds will become employees of NAM or an affiliate of NAM. In order to provide the Funds with continuity of portfolio management, FAF Advisors initially recommended that the Board approve a Sub-Advisory Agreement for each Fund with NAM. However, NAM is contemplating an internal restructuring pursuant to which NAM is expected to change its name to Nuveen Fund Advisors, Inc. (“NFA”) and, in anticipation of the internal restructuring, has formed a new wholly-owned subsidiary, Nuveen Asset Management, LLC (“NAM LLC”).
In connection with the restructuring, investment personnel of NAM, including the Funds’ current portfolio managers, will become employees of NAM LLC. This restructuring may occur before, concurrently with or after closing of the Transaction. FAF Advisors therefore recommended that the Board also approve Sub-Advisory Agreements for each Fund with NFA and NAM LLC under which NFA and NAM LLC would provide, in the aggregate, substantially the same services as would be provided under the proposed Sub-Advisory Agreement with NAM.
WHAT ARE THE SERVICES THAT THE NEW SUB-ADVISOR (NAM) WILL STILL PROVIDE?
Each Fund’s Sub-Advisory Agreement with NAM provides that NAM will be employed and authorized to conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the assets in the Fund. In connection therewith, NAM will,
(a)	make investment decisions for the Fund;
(b)	place purchase and sale orders for portfolio transactions in the Fund;
(c)	employ professional portfolio managers and securities analysts to provide research services relating to the Fund;
(d)	employ qualified personnel to assist in the supervision of the Fund’s investment program and to monitor the level of risk incurred by the Fund in connection with its investment program;
(e)	manage the forms and levels of leverage employed by the Fund, negotiate the terms and conditions of leverage facilities and monitor the Fund’s compliance with leverage limits imposed under the 1940 Act;
(f)	provide assistance in connection with determining dividend and distribution levels for the Fund; and
(g)	provide tax advice on issues arising in connection with management of the Fund’s portfolio.
Subject to the supervision of the Fund’s Board and FAF Advisors, NAM will manage the assets in the Fund in accordance with,
(a)	the Fund’s investment objective(s), policies and restrictions, to the extent NAM has been notified of such objectives, policies and restrictions,
(b)	the Fund’s charter documents, to the extent that they have been provided to NAM, and
(c)	applicable laws and regulations.
PROPOSAL 4: TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF EACH FUND FOR THE CURRENT FISCAL YEAR.

WHY AM I BEING ASKED TO VOTE ON PROPOSAL 4?
Based on the Audit Committee’s recommendation, the directors, including a majority who are not interested persons of FAF Advisors, NAM or the Funds, have selected Ernst & Young LLP (“Ernst & Young”) to be the Funds’ independent registered public accounting firm for each Fund’s current fiscal year.
WHAT SERVICES WILL ERNST & YOUNG PROVIDE THE FUNDS AS A REGISTERED PUBLIC ACCOUNTING FIRM?
Ernst & Young examines the annual financial statements of the Funds and provides certain other audit-related and tax-related services to the Funds. Representatives of Ernst & Young are expected to be present at the meeting. These representatives will have the opportunity to make a statement to shareholders if they choose to do so and are expected to be available to respond to appropriate questions.
WHAT VOTING RECOMMENDATIONS HAS THE BOARD SUGGESTED FOR ALL THE PROPOSALS TO BE DISCUSSED AT THE ANNUAL MEETING?
The Board has recommended that shareholders vote in ‘Favor’ for all the proposals to be discussed at the meeting.
CONTENTS OF THE PROXY PACKAGE: PROXY STATEMENT, VOTING BALLOT, AND BUSINESS REPLY ENVELOPE

IS THERE A PHONE NUMBER THAT I CAN CALL REGARDING NON-PROXY RELATED QUESTIONS?
800-677-FUND